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                                                                 EXHIBIT 10.03


                                  AMENDMENT NO. 2
                            TO THE EMPLOYMENT AGREEMENT
                                        OF
                                  JOSE A. RUEDA


     This Amendment No. 2 ("Amendment") to the Employment Agreement between Aladdin Gaming, LLC ("Company"), Aladdin Gaming Holdings, LLC ("Gaming Holdings") and Jose A. Rueda ("Executive") is made and entered into this 27th day of January, 1999.

     WHEREAS, the Company, Gaming Holdings and Executive entered into an Employment Agreement effective as of July 1, 1997.

     WHEREAS, the Company, Gaming Holdings and Executive entered into the Rueda Contribution and Amendment Agreement on February 28, 1998, which, in part, amended the Employment Agreement, (the Employment Agreement, as amended by the Rueda Contribution and Amendment Agreement, herein after collectively referred to as "Employment Agreement").

     WHEREAS, the Employment Agreement, based on then-current information, would, subject to certain understandings and conditions, vest the Executive with fifty percent (50%) of his/her Restricted Membership Interests (as defined in the Employment Agreement) by the expiration of the term of the Employment Agreement;

     WHEREAS, the current development of the Aladdin Hotel and Casino will not permit the vesting of fifty percent (50%) of the Executive's Restricted Membership Interests by the expiration of the term of the Employment Agreement; and

     WHEREAS, the Board of Directors for the Company and Gaming Holdings have approved amending the Employment Agreement to provide, subject to certain conditions, that the Executive would be vested with fifty percent (50%) of the Executive's Restricted Membership Interests by the expiration of the term of the Employment Agreement.

     Now, therefore, in consideration of the foregoing, and the following mutual covenants and agreements, the parties agree as follows:

     1.   AMENDMENT.  Pursuant to Section 9(d) of the Employment Agreement,
Section 4(f) of the Employment Agreement is deleted in its entirety and replaced with the following:

          f. RIGHT TO PURCHASE LLC MEMBERSHIP INTEREST. On the Execution Date, Executive has the right to purchase a restricted membership interest in the capital of Gaming Holdings equal to Three Quarters of One Percent (.75%) of the total membership interests of Gaming Holdings for a total purchase price of Four Hundred Fifty Dollars ($450), which amount equals One Hundred


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          Percent (100%) of the fair market value of Executive's membership interest on the date of purchase (the "Holdings Restricted Membership Interest").

               (1) During the Term, the Holdings Restricted Membership Interest vests as follows:

               (i) Twenty-five Percent (25%) of the Holdings Restricted Membership Interest on the date that the Company opens and begins operating the Aladdin Hotel & Casino (the "Operational Date") and Executive executes and agrees to be bound by the Company's Operating Agreement; and

               (ii) Twenty-five Percent (25%) of the Holdings Restricted Membership Interest upon the expiration of the four-year term of this Agreement (provided Executive was employed by the Company at such expiration);

               (iii) Twenty-five Percent (25%) of the Holdings Restricted
                     Membership Interest on each succeeding annual anniversary of the Operational Date to the Termination Date;

               (2) In addition to the vesting of Holdings Restricted Membership Interest pursuant to Section 4(f)(1)(ii), further upon expiration of the four-year term of this Agreement (provided Executive was employed by the Company at such expiration), any unvested Holdings Restricted Membership Interest vests only as follows:

               (i) If the Company does not continue to employ Executive for reason(s) not constituting Cause as defined in
                     Section 5(d)(1-4) hereof or if the Executive does not continue his employment at the request of the Company for reason(s) constituting Good Reason as defined in
                     Section 5(d)(5), then an additional twenty-five percent (25%) of the Holdings Restricted Membership Interest vests; or

               (ii) If the Executive's employment with the Company continues, the twenty-five percent (25%) of the Holdings Restricted Membership Interest continues to vest in accordance with Section 4(f)(1)(iii) above as though there had been no Termination Date.


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               (3)   If Executive's employment terminates, the Company has
               the right to repurchase any unvested portion of the Holdings Restricted Membership Interest for the purchase price originally paid by Executive.

               (4) While Gaming Holdings remains a pass-through entity for federal income tax purposes, Gaming Holdings will periodically distribute cash, to the extent available, to Executive in an amount equal to the increase in his cumulative tax liability with respect to his interest in Gaming Holdings and Gaming Holdings may, at the discretion of the Gaming Holdings Board, periodically distribute additional cash, to the extent available, to Executive to satisfy any additional tax liability arising from his interest in Gaming Holdings in excess of distributions otherwise receivable.

     2. GAMING LAW. Anything to the contrary herein or in the Employment Agreement notwithstanding, the parties hereto agree and acknowledge that they are subject to and that they shall comply in all respects with the gaming laws of the State of Nevada, including the Nevada Gaming Control Act and (or any successor statute) the rules and regulations promulgated by the Nevada Gaming Commission and the State Gaming Control Board. To the extent anything in this Amendment or the Employment Agreement is inconsistent with any gaming laws or regulations, the gaming laws and regulations shall control.

     3. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of any successor of the Company or Gaming Holdings. Any such successor of the Company or Gaming Holdings shall be deemed substituted for the Company or Gaming Holdings under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company or Gaming Holdings and supercede any prior understanding or agreements between the parties hereto and Aladdin Holdings, LLC.

     4. ENTIRE AGREEMENT. This Amendment and the Employment Agreement represent the entire agreement and understanding between the Company, Gaming Holdings, Aladdin Holdings, LLC and Executive concerning the matters herein and supercede any prior understandings or agreements between the parties hereto and Aladdin Holdings, LLC.

     5. REMAINING AGREEMENT EFFECTIVE. Any provision of the Employment Agreement not amended by this Amendment shall remain in full force and effect.


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     6.   NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE.  This Amendment
may only be amended, canceled or discharged in writing singed by the Executive, Gaming Holdings and the Company.

     7. GOVERNING LAW. This Amendment shall be governed by the laws of the state of Nevada.

     8. CAPITALIZED TERMS. Capitalized terms not defined herein shall have the meanings described thereto in the Employment Agreement.

     9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be considered an original, but all such shall together constitute but one and the same contract.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above-written.

                              ALADDIN GAMING, LLC

                              By: /s/ RICHARD J. GOEGLEIN
                                  -------------------------------
                                  Richard J. Goeglein
                                  President and Chief Executive Officer



                              ALADDIN GAMING HOLDINGS, LLC


                              By: /s/ RICHARD J. GOEGLEIN
                                  -------------------------------
                                  Richard J. Goeglein
                                  President and Chief Executive Officer


                              EXECUTIVE

                                  /s/ JOSE A. RUEDA
                                  -------------------------------
                                  Name: Jose A. Rueda
                                  Title: Senior Vice President
                                         Electronic Gaming



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